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                                                                    EXHIBIT 21.1


        SUBSIDIARIES OF THE REGISTRANT AND JURISDICTION OF INCORPORATION OR
                                    ORGANIZATION

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
ALTEC, Inc. (Non-Operating)                                 Wisconsin
ALTEC International Limited Partnership                     Delaware
Chart Management Company, Inc.                              Ohio*
CHD, Inc. (Non-Operating)                                   Delaware
Chart Industries Foreign Sales Corporation                  Virgin Islands
Greenville Tube Corporation                                 Arkansas
Process Systems International, Inc.                         Massachusetts
Cryenco Sciences, Inc.                                      Delaware
Cryenco, Inc.                                               Colorado
Cryenex, Inc.                                               Delaware
Chart International, Inc.                                   Delaware
Chart Marston                                               England
Chart UK Investments Limited Partnership                    England


* General partner for ALTEC International Limited Partnership, a Delaware limited partnership, and Chart UK Investments Limited Partnership, an English limited partnership.